Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 8, 2007 with respect to the financial statements of AeroGrow International, Inc. as of March 31, 2007 and 2006, and for the year ended March 31, 2007, the three months ended March 31, 2006 and the year ended December 31, 2005 as included in the Company's Annual Report on Form 10-KSB as of March 31, 2007.

  /s/ Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
November 6, 2007